Exhibit 99.1

Gryphon Gold Sets Record Date and Meeting Date For
Annual General Meeting

Carson City, NV - May 29, 2011 – Gryphon Gold Corporation (GGN:TSX / GYPH:OTC.BB) announces the record and meeting date for Annual General Meeting.

Record Date:	July 5, 2012

Meeting Date:	August 28, 2012

Location:	Nevada Mining Museum
600 North Carson Street
Carson City, NV
89701

Time:	10:30AM PDT

For further information contact:
Lisanna Lewis, Vice President & Treasurer
Ph. 604-261-2229
E-mail: llewis@gryphongold.com
www.gryphongold.com

This press release contains "forward-looking information" which may include, but is not limited to, statements with respect to our planned exploration program. Such forward-looking statement reflects our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined under the section titles "Risk Factors and Uncertainties" in our most recent financial statements and reports and registration statement filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements.